Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 14, 2009 with respect to our audit of the financial statements of Osiris Therapeutics, Inc. as of December 31, 2008, and for each of the two years in the period ended December 31, 2008 which report is included in the Annual Report on Form 10-K of Osiris Therapeutics, Inc. for the year ended December 31, 2009.

/s/ STEGMAN & COMPANY

Baltimore, Maryland

June 21, 2010